Exhibit 4.6.1

INSTRUMENT
OF
RESIGNATION, APPOINTMENT AND ACCEPTANCE
among
DUKE ENERGY CAROLINAS, LLC,
JPMORGAN CHASE BANK, N.A., as Trustee,
and
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Successor Trustee
Dated as of September 24, 2007

INSTRUMENT OF RESIGNATION, APPOINTM AND ACCEPTANCE
     INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE entered into as of the 24th day of September, 2007 among DUKE ENERGY CAROLINAS, LLC (successor to DUKE POWER COMPANY), a limited liability company organized and existing under the laws of the State of North Carolina (the “Company”), having its principal office at 526 South Church Street, Charlotte, North Carolina 28202, JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan”), having its corporate trust office at 4 New York Plaza, New York, New York 10004, as Trustee, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (“BNY”), having a corporate trust office at 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338, as successor Trustee.
W I T N E S S E T H:
     WHEREAS, Duke Power Company, a corporation organized and existing under the laws of the State of New Jersey, to which the Company is the successor, heretofore executed and delivered to GUARANTY TRUST COMPANY OF NEW YORK (now JPMorgan), as Trustee, its First and Refunding Mortgage dated as of December 1, 1927 (hereinafter the “Original Indenture”), to secure the payment of bonds issued and to be issued in accordance with the provisions of the Original Indenture, as supplemented and amended from time to time (the “Indenture”); and
     WHEREAS, bonds in the amount of $1,330,741,746 are outstanding under the Indenture as of the date hereof; and

     WHEREAS, § 7.01(f) of the Indenture provides that the Trustee under the Indenture may at any time resign and be discharged of the trusts created by the Indenture by giving written notice to the Company, addressed and mailed to the Company at Charlotte, North Carolina, and by publishing notice of such resignation as provided in said § 7.01(f); and
     WHEREAS, § 7.03 of the Indenture provides that a successor Trustee may be appointed, in the manner provided in said § 7.03, in case the Trustee under the Indenture shall resign, by the holders of a majority in principal amount of the bonds secured by the Indenture and then outstanding (the “bondholders”); and
     WHEREAS § 7.03 of the Indenture further provides that, until a successor Trustee shall be appointed by the bondholders as therein provided, the Company may appoint a successor Trustee to fill the vacancy in the office of Trustee under the Indenture by instrument executed by order of the Board of Directors of the Company; and
     WHEREAS, § 7.03 of the Indenture further provides that the Company shall publish notice of any appointment of a successor Trustee made by it pursuant to said § 7.03 in the manner provided in § 7.03; and
     WHEREAS, § 10.06 of the Indenture provides that any Trustee under the Indenture shall at all times satisfy the requirements set forth in said Section; and
     WHEREAS, § 7.03 of the Indenture provides that any successor Trustee shall execute, acknowledge and deliver to its predecessor Trustee, and also to the Company, an instrument accepting such appointment under the Indenture; and
     WHEREAS, JPMorgan desires to resign as Trustee under the Indenture; and

     WHEREAS, the Company desires to appoint BNY as successor Trustee under the Indenture; and
     WHEREAS, BNY is willing to accept such appointment as successor Trustee under the Indenture; and
     WHEREAS, as of the date of these presents, no successor Trustee under the Indenture has been appointed by the bondholders; and
     WHEREAS, by resolution of the Board of Directors of the Company adopted as of September 20, 2007, the undersigned officers of the Company were authorized, directed and ordered to execute and deliver this instrument;
     NOW, THEREFORE, THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, WITNESSETH: That for and in consideration of the premises, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, declared and decreed by the Company, JPMorgan and BNY as follows:
     FIRST: JPMorgan and the Company, simultaneously with the execution and delivery of these presents, have caused the notices required pursuant to the provisions of §§ 7.01(f) and 7.03, respectively, of the Indenture to commence being published as therein required;
     SECOND: BNY hereby represents that it is a bank eligible under the provisions of § 10.06 of the Indenture and Section 310(a) of the Trust Indenture Act of 1939 to be appointed successor Trustee under the Indenture; and
     THIRD: Effective at the close of business on the date hereof, JPMorgan hereby resigns and, by its execution and delivery of these presents to the Company and by the simultaneous mailing of this instrument to the Company, as required by § 7.01(f), hereby gives notice of its resignation as Trustee under the Indenture, as agent of the Company for payment of principal and interest, and as the office or agency of the Company in the Borough of Manhattan, City and State of New York, where the bonds and any coupons issued in accordance with the Indenture may be presented for payment, exchange, transfer or registration and where notices and demands to or upon the Company in respect of the bonds and coupons issued in accordance with the Indenture or in respect of the Indenture may be served.
     FOURTH: The Company hereby accepts the foregoing resignations and appoints BNY as successor Trustee under the Indenture, as agent of the Company for payment of principal and interest, and as the office or agency of the Company in the Borough of Manhattan, City and State of New York, where the bonds and any coupons issued in accordance with the Indenture may be presented for payment, exchange, transfer, or registration and where notices and demands to or upon the Company in respect of the bonds and coupons issued in accordance with the Indenture or in respect of the Indenture may be served, with all the estates, properties, rights, powers, trusts, duties and obligations of JPMorgan under the Indenture as provided in the Indenture, such appointment to be effective at the close of business on the date hereof.
     FIFTH: BNY hereby accepts its appointment as successor Trustee under the Indenture, effective at the close of business on the date hereof, and assumes all the estates, properties, rights, powers, trusts, duties and obligations of the Trustee thereunder as provided in the Indenture, and BNY also accepts, effective at the close of business on the date hereof, its appointment as agent of the Company for payment of principal and interest, and as the office or agency of the Company in the Borough of Manhattan, City and State of New York, where the bonds and any coupons issued in accordance with the Indenture may be presented for payment, exchange, transfer or registration and where notices and demands to or upon the Company in respect of the bonds and coupons issued in accordance with the Indenture or in respect of the Indenture may be served, subject to all the terms and provisions therein contained.
     SIXTH: The Company and BNY hereby request JPMorgan to confirm, assign, transfer and set over to BNY, as its successor in trust under the Indenture, all the right, title, and interest of JPMorgan, as Trustee, in and to the mortgaged property and such rights, powers, trusts, duties and obligations of JPMorgan, as Trustee, and to assign, transfer and deliver to BNY, as successor Trustee, any and all money and other property subject to the lien of the Indenture held by JPMorgan as Trustee under the Indenture.
     SEVENTH: Pursuant to the request of BNY and the Company hereby made, JPMorgan hereby confirms, assigns, transfers and sets over to BNY, as its successor in trust under the Indenture, all the right, title and interest of JPMorgan, as Trustee, in and to the mortgaged property and such rights, powers, trusts, duties and obligations and hereby does assign, transfer and deliver to BNY as such successor Trustee any and all money and other property subject to the lien of the Indenture held by JPMorgan as Trustee under the Indenture.
     EIGHTH: The Company, for the purpose of more fully and certainly vesting in and confirming to BNY as successor Trustee under the Indenture said mortgaged property, rights, powers, trusts, duties and obligations, at the request of BNY, joins in the execution hereof.

     NINTH: The Company, JPMorgan and BNY hereby agree, upon reasonable request of any of them, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting in and confirming to BNY all the right, title and interest of JPMorgan, as Trustee, in and to the estates held in trust under the Indenture, and to such rights, powers, trusts, duties and obligations of JPMorgan, as Trustee. JPMorgan agrees to provide whatever reasonable assistance BNY may require for the orderly transfer of this trusteeship and the foregoing agency appointments, including furnishing BNY with a list of Bondholders and such other documentation from JPMorgan’s files as BNY may require and providing BNY with any explanation of JPMorgan’s services under the Indenture that BNY may consider necessary or advisable in connection with its administration as successor Trustee and of such agency appointments.
     TENTH: This instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.
     ELEVENTH: Terms not otherwise defined in this Instrument of Resignation, Appointment and Acceptance shall have the definitions given thereto in the Indenture.
     TWELFTH: This Instrument of Resignation, Appointment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.
     THIRTEENTH: All actions taken by BNY as Trustee prior to the effective date hereof shall be deemed to have been taken by BNY as agent of and attorney-in-fact for JPMorgan, as Trustee. Furthermore, all actions taken by the Company vis a vis BNY as

Trustee prior to the effective date hereof shall be deemed to have been taken vis a vis BNY as agent of and attorney-in fact for JPMorgan, as Trustee, and, as such, shall be deemed to have taken vis a vis the proper entity.

     IN WITNESS WHEREOF, DUKE ENERGY CAROLINAS, LLC has caused this Instrument to be signed and acknowledged by one of its Assistant Treasurers, its company seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries; JPMORGAN CHASE BANK, N.A. has caused this Instrument to be executed and acknowledged by one of its Vice Presidents, its corporate seal to be affixed hereunto, and the same to be attested by one of its Vice President, and THE BANK OF NEW YORK TURST COMPANY, N.A. has caused this Instrument to be executed and acknowledged by one of its Vice Presidents, it corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Treasurers, as of the date first set fourth above.

DUKE ENERGY CAROLINAS, LLC,
By:	/s/ M. Allen Carrick
M. Allen Carrick
Assistant Treasurer

[Seal]
Attest:

/s/ Robert T. Lucas III

Robert T. Lucas III
Assistant Secretary
Signed, sealed, executed,
acknowledged and delivered
by Duke Energy Carolinas, LLC, in the
presence of:

Delcia S. Dunlap

Jennie M. Raine

JPMORGAN CHASE BANK, N.A.
By:	/s/ T.J. Foley, Vice President
T.J. Foley, Vice President

[Seal]
Attest:

/s/ James R. Lewis, Vice President

James R. Lewis, Vice President
Signed, sealed, executed,
acknowledged and delivered
by JPMorgan Chase Bank, N.A., in the
presence of:

Grace Mastracchio

Linda S. D’Alessandro

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Karen Z. Kelly
Karen Z. Kelly
Vice President

[Seal]
Attest:

/s/ Lee Ann Willis

Lee Ann Willis
Assistant Treasurer
Signed, sealed, executed,
acknowledged and delivered
by The Bank of New York Trust
Company, N.A., in the presence of:

David Johnson

Jason Merchant

STATE OF GEORGIA	)
) ss.:
COUNTY OF FULTON	)
          Personally appeared before me David Johnson, and made oath that he saw Karen Z. Kelly, a Vice President, and Lee Ann Willis an Assistant Treasurer, respectively, of THE BANK OF NEW YORK TRUST COMPANY, N.A., sign, attest and affix hereto the corporate seal of said The Bank of New York Trust Company, N.A., and, as the act and deed of said corporation, deliver the within written and foregoing instrument, and that he, with Jason Merchant, witnessed the execution thereof.
Sworn and subscribed before me
this     day of September, 2007

STATE OF GEORGIA	)
) ss.:
COUNTY OF FULTON	)
          I, Margaret Jeffrey, a Notary Public in and for the State and County aforesaid, certify that Lee Ann Willis personally came before me this day and acknowledged that she is an Assistant Treasurer of THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by one of its Vice Presidents, sealed with its corporate seal, and attested by himself/herself as one of its Assistant Treasurers.
          Witness my hand and official seal, this     day of September, 2007.

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
          Personally appeared before me Linda S. D’Alessandro, and made oath that she saw T. J. Foley, a Vice President, and James R. Lewis a Vice President, respectively, of JPMORGAN CHASE BANK, N.A, sign, attest and affix hereto the corporate seal of said JPMorgan Chase Bank, N.A., and, as the act and deed of said corporation, deliver the within written and foregoing instrument, and that she, with Grace Mastracchio, witnessed the execution thereof.

Sworn and subscribed before me
this     day of September, 2007

Francis J. Grippo

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
          I, Francis J. Grippo, a Notary Public in and for the State and County aforesaid, certify that James R. Lewis personally came before me this day and acknowledged that he is a Vice President of JPMORGAN CHASE BANK, N.A., a national banking association, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by one of its Vice Presidents, sealed with its corporate seal, and attested by himself as one of its Vice Presidents.
          Witness my hand and official seal, this     day of September, 2007.

Francis J. Grippo

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF MECKLENBURG	)
          Personally appeared before me Delcia S. Dunlap, and made oath that she saw M. Allen Carrick, an Assistant Treasurer, and Robert T. Lucas III an Assistant Secretary, respectively, of DUKE ENERGY CAROLINAS, LLC, sign, attest and affix hereto the company seal of said Duke Energy Carolinas, LLC, and, as the act and deed of said company, deliver the within written and foregoing instrument, and that she, with Jennie M. Raine, witnessed the execution thereof.

Sworn and subscribed before me
this     day of September, 2007

Notary Public
My commission expires

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF MECKLENBURG	)
          I, Patricia C. Ross, a Notary Public in and for the State and County aforesaid, certify that Robert T. Lucas III personally came before me this day and acknowledged that he is an Assistant Secretary of DUKE ENERGY CAROLINAS, LLC, a limited liability company, and that, by authority duly given and as the act of the company, the foregoing instrument was signed in its name by one of its Assistant Treasurers, sealed with its company seal, and attested by himself as one of its Assistant Secretaries.
          My commission expires
          Witness my hand and official seal, this     day of September, 2007.

Notary Public